UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2007
(Exact name of registrant as
specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer Identification
incorporation)		No.)

127 Public Square, Cleveland, Ohio		44114-1306

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 689-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Compensatory Arrangements of Certain Officers
     On September 20, 2007, the Compensation and Organization Committee of the Board of Directors of KeyCorp approved an amendment to each of the KeyCorp Second Supplemental Retirement Plan, the KeyCorp Second Executive Supplemental Pension Plan, the KeyCorp Second Excess Cash Balance Pension Plan, the KeyCorp Deferred Savings Plan, the KeyCorp Automatic Deferral Plan, and the KeyCorp Deferred Bonus Plan, effective January 1, 2008. The amendment will permit Plan participants who commence disability benefits under the KeyCorp Long Term Disability Plan and whose employment with Key is terminated in conjunction with their commencement of disability benefits under the Long Term Disability Plan to become fully vested in their benefit under the Plan effective as of their termination date from Key.
     It is anticipated that the KeyCorp Second Supplemental Retirement Plan, the KeyCorp Second Executive Supplemental Pension Plan, the KeyCorp Second Excess Cash Balance Pension Plan, the KeyCorp Deferred Savings Plan, the KeyCorp Automatic Deferral Plan, and the KeyCorp Deferred Bonus Plan will be amended by December 31, 2007 to reflect the foregoing change and will be filed following completion of all amendments.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: September 26, 2007	/s/ Daniel R. Stolzer

	By:	Daniel R. Stolzer
Vice President and
Deputy General Counsel